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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Dates of Earliest event reported)  October 21, 1997
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                              EPL Technologies, Inc.
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              (Exact name of registrant as specified in its charter)

  Colorado                           0-28444                     84-0990658
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation             File Number)              Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA                      19113
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  (610) 521-4400
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                                    Not Applicable
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           (Former name or former address, if changed since last report.)





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ITEM 5. OTHER EVENTS

        Effective October 21, 1997, EPL Technologies, Inc. ("EPL") completed a revolving line of credit agreement with Trilon Dominion Partners LLC, ("Trilon"), EPL's largest shareholder. The line of credit, under which any amounts drawn are secured by, amongst other things, a blanket lien on the assets of EPL's wholly-owned US subsidiaries and on the assets of EPL itself, makes available to EPL $2.1 million for working capital purposes. Any amounts drawn under this line of credit are repayable on September 30, 1998, unless repaid earlier or the repayment date is renegotiated. Interest at the "prime" rate (as published in the Wall Street Journal) plus up to 4% is payable quarterly in arrears. The line of credit agreement otherwise contains covenants, representations and conditions customary in transactions of this kind.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        a)      Not Applicable

        b)      Not Applicable

        c)      Exhibits

                99.1    None


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                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 24, 1997                                 EPL Technologies, Inc.

                                                  By:   /s/ Paul L. Devine
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                                                        Paul L. Devine
                                                        Chairman and President